UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2009

GLOBE SPECIALTY METALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34420	20-2055624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Penn Plaza, 250 West 34th Street, Suite 2514
New York, New York 10119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 798-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 5, 2009, Globe Specialty Metals, Inc., a Delaware corporation (the “Company”), pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of November 5, 2009, by and between the Company and Dow Corning Corporation, a Michigan corporation (“DCC”), sold to DCC (i) all of its equity interests in Globe Metais Industria e Comercio Ltda., a Brazilian limited liability company (“GMIC”) for $75 million and (ii) a 49% equity interest in WVA Manufacturing, LLC, a Delaware limited liability company (“Alloy JV”), the entity containing the Company’s smelter plant and related manufacturing operations located in Alloy, West Virginia, for $100 million. The purchase price is subject to customary post-closing adjustment for changes in working capital. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the Purchase Agreement and are subject to important qualifications and limitations agreed to by and between the Company and DCC in connection with negotiating the Purchase Agreement. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since such representations and warranties are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to security holders and were used for the purpose of allocating risk between the Company and DCC rather than establishing matters as facts. In addition, the Company and DCC have agreed that GMIC will sell to the Company certain quantities of silicon metal produced by GMIC during the remainder of 2009 and 2010 to fulfill certain commitments of product to customers of GMIC who will be retained by the Company.
In connection with the transactions, the Company reduced its indebtedness by approximately $20 million, consisting of a $6 million pre-payment under its credit facility with Societe Generale and the transfer of the $14 million export finance term note with HSBC (together with an equal amount of cash on hand at GMIC) as part of the sale of GMIC to DCC.
In connection with the Purchase Agreement, the Company entered into that certain Amended and Restated Limited Liability Company Agreement of Alloy JV (the “LLC Agreement”), dated as of November 5, 2009, by and among Alloy JV, the Company, GSM Alloys I, Inc., a Delaware limited liability company and wholly-owned subsidiary of the Company (“GSM Alloys I”), GSM Alloys II, Inc., a Delaware limited liability company and wholly-owned subsidiary of the Company (“GSM Alloys II”), Dow Corning Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of DCC (“DCC Enterprises”), and DCC. The LLC Agreement, among other things, provides for the governance of Alloy JV. Following the Transaction, GSM Alloys I and GSM Alloys II (together, the “Series A Members”), hold 51% of the equity interests of Alloy JV, while DCC Enterprises holds the remaining 49%. Alloy JV, pursuant to the LLC Agreement, will be managed by a Board of Representatives consisting of five members, three of which are appointed by the Series A Members and two of which are appointed by DCC Enterprises. The LLC Agreement also contains customary minority protection rights, tag-along rights and restrictions on transfer. The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
In connection with establishment of Alloy JV, the Company entered into an Output and Supply Agreement (the “Supply Agreement”), dated as of November 5, 2009, by and among Alloy JV, DCC, Globe Metallurgical Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“GMI”), and the Company. The Supply Agreement, among other things, provides for the sale of the silicon metal produced by Alloy JV to GMI and DCC. The production capacity of Alloy JV will be allocated 51% to GMI and 49% to DCC. The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference. In connection with the entry into the Supply Agreement, GMI and DCC amended their existing supply agreement to reduce the amount of silicon metal to be sold to DCC thereunder in 2010 to 20,000 metric tons.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information contained in Item 1.01 of this Current Report is incorporated herein by reference.
For the Company’s fiscal year ended June 30, 2009, DCC accounted for approximately 18% of the Company’s total sales.
Item 8.01. Other Events.
On November 5, 2009, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report, a copy of which is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
Pursuant to paragraph (b)(1) of Item 9.01 of Form 8-K, the unaudited pro forma consolidated balance sheet as of June 30, 2009 and the unaudited pro forma consolidated statement of income for the fiscal year ended June 30, 2009, giving effect to the sale of certain assets of the Company, are being filed herewith as Exhibit 99.2 and are incorporated herein by reference.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

2.1	Purchase Agreement, dated as of November 5, 2009, by and between Dow Corning Corporation and Globe Specialty Metals, Inc.*

10.1	Amended and Restated Limited Liability Company Agreement of WVA Manufacturing, LLC, dated as of November 5, 2009, by and among WVA Manufacturing, LLC, Globe Specialty Metals, Inc., GSM Alloys I, Inc., GSM Alloys II, Inc., Dow Corning Enterprises, Inc. and Dow Corning Corporation.*

10.2	Output and Supply Agreement, dated as of November 5, 2009, by and among WVA Manufacturing, LLC, Dow Corning Corporation, Globe Metallurgical Inc., and Globe Specialty Metals, Inc.†*

99.1	Press Release of the Company, dated November 5, 2009.

99.2	Pro Forma Financial Information.

*	Certain exhibits and schedules have been omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

†	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE SPECIALTY METALS, INC.
Dated: November 12, 2009	By:	/s/ Stephen Lebowitz
		Name:	Stephen Lebowitz
		Title:	Chief Legal Officer